UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) DECEMBER 14, 2006
NORTEL NETWORKS LIMITED

(Exact name of registrant as specified in its charter)

CANADA	000-30758	62-12-62580

(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

195 THE WEST MALL, TORONTO, ONTARIO, CANADA	M9C 5K1

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code 905-863-0000

(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement
On December 14, 2006, Nortel Networks Corporation (NNC) announced that the registrant has amended its master facility agreement (the “Facility”) with Export Development Canada (“EDC”) to extend the maturity date to December 31, 2008.
The total Facility is maintained at US$750 million, including US$300 million of committed support for performance bonds and similar instruments. As of September 30, 2006, there was approximately US$175 million of outstanding support utilized under the Facility, of which approximately US$143 million was outstanding as committed support and US$32 million as uncommitted support.
NNC owns all of the registrant’s common shares and the registrant is NNC’s principal direct operating subsidiary.
Item 9.01 Financial Statements and Exhibits
(c) Exhibits
99.1	Amendment No. 2 to the Amended Master Facility Agreement dated as of October 24, 2005 between the registrant and EDC.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NORTEL NETWORKS LIMITED

By:	/s/ David W. Drinkwater David W. Drinkwater
Chief Legal Officer

By:	/s/ Anna Ventresca Anna Ventresca
Assistant Secretary
Dated: December 15, 2006

EXHIBIT INDEX

Exhibit No.	Description

99.1	Amendment No. 2 to the Amended Master Facility Agreement dated as of October 24, 2005 between the registrant and EDC.